BOSTON SCIENTIFIC RESOLVES OUTSTANDING LITIGATION MATTER, FINALIZES GOODWILL IMPAIRMENT CHARGE

Natick, MA (February 26, 2009) -- Boston Scientific Corporation (NYSE: BSX) today announced updated financial results for the fourth quarter ended December 31, 2008.  Subsequent to the release of earnings on January 28, the Company accrued for a patent litigation settlement and, as expected, finalized a previously announced goodwill impairment charge.  In accordance with U.S. Generally Accepted Accounting Principles, these events are required to be recorded in the fourth quarter as they occurred after the January 28 earnings release and before the filing of the Company’s Annual Report on Form 10-K.

The patent litigation settlement resulted in a pre-tax charge of $23 million ($18 million after-tax).  The finalization of the goodwill impairment charge reflected a $54 million credit (on both a pre-tax and after-tax basis) and resulted in a final charge of $2.613 billion compared to the previously reported charge of $2.667 billion.

The table below reconciles the Company’s updated fourth quarter financial results to those previously reported.  The adjustments in the table are also reflected in the Company’s Form 10-K, which will be filed tomorrow.

	Q4 2008 Results
(in millions, except per share data)	Previously Reported	Goodwill Impairment Finalization	Litigation Settlement	As Updated
Loss before income taxes	$(2,557)	$54	$(23)	$(2,526)
Net loss	$(2,430)	$54	$(18)	$(2,394)

GAAP EPS	$(1.62)	$0.04	$(0.01)	$(1.59)
Adjusted EPS	$0.21		$(0.01)	$0.20

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, goodwill impairment charges and litigation matters.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company’s use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT: Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2008
	Previously Reported		As Updated
In millions, except per share data	Net (loss) income	Impact per diluted share*	Net (loss) income	Impact per diluted share*
GAAP results	$(2,430)	$(1.62)	$(2,394)	(1.59)
Non-GAAP adjustments:
Goodwill and intangible asset impairment charges	2,681	1.78	2,627	1.74
Acquisition-related charges	25	0.02	25	0.02
Restructuring-related charges	27	0.02	27	0.02
Discrete tax items	(109)	(0.07)	(109)	(0.07)
Amortization expense	126	0.08	126	0.08
Adjusted results	$320	$0.21	$302	$0.20

* Assumes dilution of 2.7 million shares for all or a portion of these amounts.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended
	December 31, 2008
	Previously Reported	As Updated
Goodwill and intangible asset impairment charges:
Goodwill and intangible asset impairment charges	$2,689	$2,635
Less: Income tax benefit (a)	(8)	(8)
Goodwill and intangible asset impairment charges, net of tax	$2,681	$2,627

Acquisition-related charges:
Purchased research and development	$22	$22
Less: Income tax expense (a)	3	3
Acquisition-related charges, net of tax	$25	$25

Restructuring-related charges:
Restructuring-related charges (b)	$34	$34
Less: Income tax benefit (a)	(7)	(7)
Restructuring-related charges, net of tax	$27	$27

Discrete tax items:
Income tax benefit (a)	$(109)	$(109)

Amortization expense:
Amortization expense	$134	$134
Less: Income tax benefit	(8)	(8)
Amortization expense, net of tax	$126	$126

(a)   Amounts are tax effected at the Company’s effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, “Accounting for Income Taxes in Interim Periods.”

(b) Recorded $6 million to cost of products sold; $7 million to selling, general and administrative expenses; $2 million to research and development expenses; and $19 million to restructuring charges.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s financial information presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per diluted share is GAAP net income per diluted share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three months ended December 31, 2008, as well as reasons for excluding each of these individual items:

•
Goodwill and intangible asset impairment charges – These amounts represent non-cash write-downs of certain of the Company’s goodwill and other intangible assets. Following the Company’s acquisition of Guidant in 2006, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these charges from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, these charges are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Acquisition-related charges – Purchased research and development is a highly variable charge based on valuation assumptions. Management removes the impact of purchased research and development from the Company’s operating results to assist in assessing the Company’s operating performance and cash generated from operations.  Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Restructuring-related charges – These adjustments primarily represent severance, employee-related retention incentives, asset write-offs and accelerated depreciation and other costs associated with the Company’s restructuring initiatives. These expenses are not indicative of the Company’s on-going operating performance and are excluded by management in assessing the Company’s operating performance, and are also excluded from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Discrete tax items - These items represent current period adjustments of certain tax positions, which were initially recorded in prior periods associated with the Company’s acquisition-, divestiture-, litigation- and restructuring related charges. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income and non-GAAP net income per diluted share may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•	Purchased research and development reflects economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

•
Items such as restructuring-related expenses and discrete tax items that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

•
Items such as amortization expense and goodwill and intangible asset impairment charges, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic effect of the reduction in value of those intangible assets.

•	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than Boston Scientific does, limiting the usefulness of these measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income and non-GAAP net income per share, in addition to the related GAAP measures, provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.